Exhibit 10.1

MASTER EXCHANGE AGREEMENT

MASTER EXCHANGE AGREEMENT (this “Agreement”), dated as of September 15, 2014, by and among Net Element, Inc., a Delaware corporation, with headquarters located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida (the “Company”) and Crede CG III, Ltd., an exempted company incorporated under the laws of Bermuda (the “Creditor”).

WHEREAS:

A. The Company and the Creditor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 144(d)(3)(ii) of the Securities Act, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. As of the date hereof, the Creditor holds $15,876,860 in principal amount and interest of promissory notes of the Company or its direct or indirect subsidiaries (the “Existing Debt”, and the amount owing pursuant thereto, the “Debt Amount”), which Existing Debt the Creditor purchased from Capital Sources of New York, a New York corporation ($2,343,500 principal amount plus interest), and Georgia Notes 18, LLC, a Florida limited liability company and $13,533,360 principal amount plus interest) (the “Original Creditors”), pursuant to a Note Purchase Agreement, dated as of September 12, 2014, between the Creditor and the Original Creditors.

C. The Company and the Creditor desire to enter into this Agreement, pursuant to which, among other things, the Creditor shall exchange, as set forth herein, in whole or in part, the Existing Debt for shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), as provided hereunder in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Creditor hereby agree as follows:

1. EXCHANGES OF EXISTING DEBT.  At any time during the period commencing on the date hereof and ending on the date no Existing Debt remains outstanding (the “Exchange Period”), the Company and the Creditor agree, subject to Section 1(e) below, to exchange (each, an “Exchange”) all (reduced only as set forth in Section 1(e) below) of the Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) (collectively, the “Exchange Shares”), on the terms and conditions set forth in this Section 1.  Certain capitalized terms used herein are defined in Section 1(h).

(a) Exchange Right and Obligation. Subject to the provisions of Section 1(e), (i) at any time or times from the date hereof up to December 12, 2014 (the “Outside Date”), the Creditor shall be entitled to exchange any portion of the outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock and (ii) on the Outside Date, the Creditor shall be obligated to exchange all (reduced only as set forth in Section 1(e) below) of the then still outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock, in each case in accordance with Section 1(d), at the Exchange Rate (as defined below), subject to adjustment as described in Section 1(c) below to reflect the intention of the parties that the total number of Exchange Shares issued be based upon an average trading price of the Common Stock for a specified period of time subsequent to an Exchange.  The Company shall not issue any fraction of a share of Common Stock upon any Exchange.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon Exchange of Existing Debt.

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(b) Exchange Rate. The number of shares of Common Stock issuable upon exchange of any Existing Debt pursuant to Section 1(a) shall be determined by dividing (x) the Debt Exchange Amount (as defined below) with respect to such Existing Debt by (y) the Exchange Price (the “Exchange Rate”), subject to adjustment as described in Section 1(c) below.

(i) “Exchange Amount” means, with respect to such Existing Debt to be exchanged hereunder, the aggregate of the Debt Amount of the Existing Debt to be exchanged hereunder, the Interest Amount with respect thereto and any other amounts owed by the Company to the Creditor thereunder.

(ii) “Debt Exchange Amount” means 125% of the Exchange Amount.

(iii) ”Exchange Price” means, for any date of determination, the Closing Bid Price on the Exchange Date.  The Exchange Price for the Initial Exchange shall be $5.70. All such determinations will be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(iv) ”Interest Amount” means, with respect to any portion of Existing Debt as of any Exchange Date, the greater of (I) any accrued and unpaid interest with respect to the such Existing Debt outstanding as of such Exchange Date under the terms of such Existing Debt; and (II) the difference of (x) the sum of (A) any accrued and unpaid interest outstanding with respect to the such Existing Debt as of the date the Creditor acquired such Existing Debt and (B) such aggregate amount of interest that would have accrued under such Existing Debt during the period commencing on the date the Creditor acquired the such Existing Debt through such Exchange Date (as defined below), less (y) any interest paid to the Creditor in cash with respect to such Existing Debt prior to such Exchange Date.

(c) Adjustment to Number of Exchange Shares.

(i)          Subject to the limitations set forth in Section 1(e) below, the total number of shares of Common Stock to be issued to Creditor in connection with this Exchange shall be adjusted on the 91st day following any Exchange Date (as defined below) or earlier if Creditor notifies the Company in writing that such date shall be earlier (the ninety (90) trading day period or shorter period following an Exchange Date, the “True-Up Period,” and the 91st day or day following the shorter period following the Exchange Date, the “True-Up Date”), as follows: (i) if the number of “VWAP Shares” (as defined below) exceeds the number of Exchange Shares initially issued pursuant to the applicable Exchange, then the Company will issue and deliver to Creditor in the same manner as described in Section 1(d) below additional shares of Common Stock equal to the difference between (x) the total number of VWAP Shares and (y) the number of Exchange Shares initially issued, and (ii) if the number of VWAP Shares is less than the number of Exchange Shares initially issued pursuant to an Exchange, then Creditor will return to the Company for cancellation that number of shares of Common Stock equal to the difference between (x) the number of Exchange Shares issued pursuant to the Exchange and (y) the total number of VWAP Shares.

(ii)         The number of VWAP Shares shall be equal to the Exchange Amount divided by 80% of the VWAP of the Common Stock over the True-Up Period.

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(iii)         Subject to the limitations set forth in Section 1(e) below, at any time during the True-Up Period, Creditor may, based on its reasonable discretion (including because of a decline in the trading price of the Common Stock), deliver a written notice to the Company by facsimile or email requesting that a specified number of additional shares of Common Stock be delivered and the reason for such additional delivery of shares. Creditor may in its sole discretion deliver one or more such notices during the True-Up Period. Within one trading day following delivery of each such notice, the Company shall deliver to Creditor, in compliance with the procedure set forth in paragraph 1(d) below (including, without limitation, issuance of the legal opinion to the transfer agent at the Company's sole cost and expense), the number of additional shares of Common Stock requested in the notice. Any additional shares of Common Stock issued or issuable pursuant to this Section 1(c) will be considered Exchange Shares for purposes of any calculation of the total number of shares to be issued by, or returned to, the Company pursuant to Section 1(c)(i) above.

(d) Mechanics of Exchange.

(i) Exchange. To exchange any Exchange Debt into shares of Common Stock on any date during the Exchange Period (a “Exchange Date”), the Creditor shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (the “Exchange Notice”) to the Company.  On the Outside Date, the Creditor shall deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, the Exchange Notice to the Company for all (reduced only as set forth in Section 1(e) below) of the then still outstanding and unpaid Existing Debt. On or before the first (1st) Trading Day following the date of receipt of an Exchange Notice, the Company shall transmit by facsimile or otherwise an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Exchange Notice to the Creditor and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of an Exchange Notice, the Company shall, (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (the “DTC”) Fast Automated Securities Transfer (FAST) Program, credit such aggregate number of shares of Common Stock to which the Creditor shall be entitled to the Creditor’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer (FAST) Program, issue and send (via reputable overnight courier) to the address as specified in the Exchange Notice, a certificate, registered in the name of the Creditor, for the number of shares of Common Stock to which the Creditor shall be entitled. The Person or Persons entitled to receive the shares of Common Stock issuable upon an Exchange of the Existing Debt shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Exchange Date.

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(ii) Company’s Failure to Timely Exchange. If the Company shall fail, for any reason or for no reason, to issue to the Creditor within three (3) Trading Days after the Company’s receipt of an Exchange Notice (whether via facsimile or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Creditor is entitled and register such shares of Common Stock on the Company’s share register or to credit the Creditor’s balance account with DTC for such number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s exchange of any Existing Debt (as the case may be) (a “Exchange Failure”), then, as the sole and exclusive remedy available to the Creditor, (1) the Company shall pay in cash to the Creditor on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Creditor on a timely basis and to which the Creditor is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Creditor without violating Section 1(d)(i) and (2) the Creditor, upon written notice to the Company, may void its Exchange Notice with respect to, and retain or have returned (as the case may be) any portion of the Existing Debt that has not been exchanged pursuant to such Exchange Notice, provided that the voiding of an Exchange Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(d)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline, the Company shall fail to issue and deliver a certificate to the Creditor and register such shares of Common Stock on the Company’s share register or credit the Creditor’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s Exchange hereunder (as the case may be), and if on or after such Share Delivery Deadline the Creditor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Creditor or its designee of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such Exchange that the Creditor or its designee so anticipated receiving from the Company, then, in addition to all other remedies available to the Creditor or its designee, the Company shall, within three (3) Business Days after receipt of the Creditor’s or its designee’s written request, pay cash to the Creditor or its designee, as applicable, in an amount equal to the Creditor’s or its designee’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Creditor) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Creditor’s or its designee’s balance account with DTC for the number of shares of Common Stock to which the Creditor is entitled upon the Creditor’s exchange hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate.

(iii) Book-Entry.  Notwithstanding anything to the contrary set forth in this Section 1, following Exchange of any portion of the Existing Debt in accordance with the terms hereof, the Creditor shall not be required to physically surrender any certificate evidencing the Existing Debt to the Company unless (A) the full Exchange Amount represented by the Existing Debt is being exchanged (in which event the Existing Debt shall be delivered to the Company following exchange thereof as contemplated by Section 1(d)(i)) or (B) the Creditor has provided the Company with prior written notice (which notice may be included in an Exchange Notice) requesting reissuance of a certificate with respect to the Existing Debt upon physical surrender of a certificate with respect to the Existing Debt. The Creditor shall provide the Company with written partial releases relating to all Exchanges of the Existing Debt. The Creditor and the Company shall maintain records showing the amount of the Existing Debt exchanged and/or paid and/or adjusted (as the case may be) and the dates of such exchanges and/or payments and/or adjustments (as the case may be) or shall use such other method, reasonably satisfactory to the Creditor and the Company, so as not to require physical surrender of any certificate with respect to the Existing Debt upon any Exchange until the Existing Debt being Exchanged has been fully satisfied.

(iv)  Pro Rata Exchange; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Creditor in connection with an Exchange of the Existing Debt of an adjustment to the number of Exchange Shares to be delivered following the True-Up Period, the Company shall issue to the Creditor the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 1(e).

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(e) Limitations on Exchanges.  Notwithstanding anything to the contrary contained in the Existing Debt, the Existing Debt shall not be exchangeable by the Creditor hereof, and the Company shall not effect any exchange of the Existing Debt or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such exchange or other share issuance hereunder the Creditor (together with its Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether the Existing Debt shall be exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Creditor or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Creditor and its Affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exchange the Existing Debt, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time until the Existing Debt has been exchanged, upon the written or oral request of the Creditor, the Company shall within one (1) Business Day confirm orally and in writing to the Creditor the number of shares of Common Stock then outstanding, including by virtue of any prior conversion, exchange or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to the Existing Debt or securities issued pursuant to this Exchange Agreement. In addition, under no circumstances whatsoever may the aggregate number shares of Common Stock issued to Creditor in connection with the exchange of the Existing Debt at any time exceed 19.99% of the total number of shares of Common Stock outstanding or of the voting power unless the Company has obtained either (i) its stockholders’' approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

(e) DISPUTE RESOLUTION. In the case of a dispute as to the determination of any Exchange Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or any adjustment to the Exchange Shares, the Company or the Creditor (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile or e-mail (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Creditor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Company or the Creditor learned of the circumstances giving rise to such dispute. If the Creditor and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Creditor (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile or e-mail the disputed determination of any Exchange Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or any adjustment to the Exchange Shares to an independent, reputable investment bank selected by the Company and reasonably approved by the Creditor. The Company and the Creditor shall cause the investment bank to perform the determinations or calculations (as the case may be) and notify the Company and the Creditor of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The party whose determinations are furthest from such investment bank’s determination shall pay the expenses of such investment bank.

(f) INITIAL EXCHANGE.  As of the date hereof (the “Initial Exchange Date”), the Creditor shall be deemed to have delivered an Exchange Notice to effect an Exchange with respect to such aggregate initial Debt Exchange Amount and such initial Exchange Price as set forth on the signature page of the Creditor.  If the Company fails to deliver the Common Stock with respect to such initial Exchange on or prior to the Share Delivery Deadline with respect thereto, the Creditor shall have the option, by delivery of written notice to the Company, to terminate this Agreement, with no liability to the Company or the Creditor.

(g) CERTAIN DEFINITIONS.  For purposes of this Agreement, the following terms shall have the following meanings:

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(i) “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(ii) “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

(iii) “Bloomberg” means Bloomberg, L.P.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

(vi) “Convertible Securities” means any capital stock, warrants, notes, rights, options or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(vii) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(viii) “Excluded Securities” means (A) shares of Common Stock or standard options to purchase Common Stock to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (A) do not, in the aggregate, exceed more than 20% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended after the date hereof to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Creditor; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not after the date hereof lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended after the date hereof to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed after the date hereof in any manner that adversely affects the Creditor; and (C) the Exchange Shares.

(ix) ”Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, corporation, association trust, unincorporated organization, government or any department or agency thereof, or any other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.

(x) ”SEC” means the United States Securities and Exchange Commission or the successor thereto.

(xi) ”Subsequent Placement” means any, direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its Subsidiaries, in each case agreed or committed to by the Company or its subsidiaries after to the date hereof. Any direct or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) of the Company or any of its Subsidiaries, in each case agreed or committed to by the Company or its subsidiaries prior to the date hereof shall not constitute Subsequent Placements.

(xii) ”Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Creditor.

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(xiii) ”VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Creditor. If the Company and the Creditor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 1(e). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2. REPRESENTATIONS AND WARRANTIES

(a) Company's Representations.  The Company hereby represents and warrants and covenants to the Creditor, as of the date hereof and each other date in which the Company issues Exchange Shares to the Creditor, as follows:

(i) Each of the Company and its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or (ii) the authority or ability of the Company  to perform any of its obligations under any of the Exchange Documents (as defined below). Other than its subsidiaries, there is no Person in which the Company, directly or indirectly, owns share capital or holds an equity or similar interest.

(ii) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Shares in accordance with the terms hereof and thereof.  The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares have been duly authorized by the Company's Board of Directors and no further filing (other than Form 8-K), consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

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(iii) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, each Exchange and the reservation and issuance of the Exchange Shares) will not (A) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(iv) Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing (other than Form 8-K) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than Form 8-K) and registrations which the Company or any subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.  The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(v) On each date the Company issues Exchange Shares to the Creditor, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Creditor hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(vi) The Company filed current Form 10 information with the SEC over 12 months ago and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act, as applicable, during the preceding 12 months (other than certain Form 8-K reports) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Creditor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

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(vii) As of the date hereof, the authorized share capital of the Company consists of (A) 100,000,000 shares of Common Stock, of which, 39,844,498 are issued and outstanding and 16,008,287 shares are reserved for issuance pursuant to securities (other than the Exchange Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 1,000,000 preferred shares, of which no shares are issued and outstanding.  As of the date hereof, the Company has reserved from its duly authorized capital stock 7,968,899 shares of Common Stock for issuance as Exchange Shares.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in SEC Documents and/or in Schedule 2(a)(vii) hereof: (A) none of the Company’s or any subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (C) except for the Existing Debt and all other debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (D) other than with respect of the current indebtedness of the Company or any of its subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (E) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (F) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Shares; (H) neither the Company nor any subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) neither the Company nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company will furnish to the Creditor upon Creditor’s written request true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

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(viii) The Company confirms that neither it nor any other Person acting on its behalf has provided the Creditor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that the Creditor will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Creditor regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(ix) The issuance of the Exchange Shares are duly authorized and upon issuance in accordance with the terms hereof shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.  Upon issuance in accordance herewith and subject to the representations and warranties and covenants of the Creditor set forth in Section 2(b) have been and remain at such issuance true and correct, the Exchange Shares will be exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act and all of such Exchange Shares, even though initially issuable subject to restrictions on trading, will be caused by the Company to be freely transferable and freely tradable by the Creditor without restriction pursuant to Rule 144, including, without limitation Rule 144(d)(3)(ii), of the Securities Act by requesting the Transfer Agent to remove restrictive legends from the Exchange Shares.  After such restrictive legends removal, neither any Exchange Shares issuable hereunder nor any certificates evidencing any of such Exchange Shares (if a certificate therefor is requested in writing by the Creditor) shall bear any restrictive or other legends or notations.  The Company shall not, and the Company shall cause all other persons to not, issue any stop-transfer order, instruction or other restriction with respect to any such Exchange Shares. The Company shall cause its legal counsel to deliver an opinion to its Transfer Agent, if requested, to the effect of the foregoing. The Creditor shall cooperate with the Company in timely providing the Company and its counsel with customary non-affiliate seller opinion reliance certificates for the issuance of such opinions.

(x)  The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement. Other than the applicable Exchange of Existing Debt, the Company has not received and will not receive any consideration from the Creditor for the Exchange Shares to be issued in an Exchange.

(xi) To the Company’s knowledge, neither the Creditor nor the Original Creditors, nor any of their respective Affiliates, (i) is or was an officer, director, 10% shareholder, control person, or Affiliate of the Company within the last 90 days or (ii) has or will, directly or indirectly, provide any consideration to or invest in any manner in the Company in exchange or consideration for, or otherwise in connection with, the sale or satisfaction of the Existing Debt, other than pursuant to this Agreement.

(xii) The Company acknowledges and agrees that (A) the issuance of Exchange Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (B) neither the Company nor any of the Company’s Affiliates has or will provide the Creditor with any material non-public information regarding the Company or its securities, (C) the Creditor has no obligation of confidentiality to the Company and may sell any of its Exchange Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

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(xiii) The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (A) the Creditor is acting solely in an arm’s length capacity, (B) the Creditor does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (C) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Creditor, (D) the Creditor has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (E) any statement made by the Creditor or any of the Creditor’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(xiv) The Company is an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(xv) The Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system.  As of the date of this Agreement, to the Company’s actual knowledge based solely on absence of, as of the date hereof, any notice from any such securities exchange or automated quotation system that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system, the Company is in compliance with all such listing and maintenance requirements.

(xvi) The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal At Custodian (DWAC) system, and the shares of Common Stock may be issued and transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal At Custodian (DWAC) system. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(xvii) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the certificate of incorporation, bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Exchange Shares hereunder and the Creditor’s ownership of such Exchange Shares, together with all other securities now or hereafter owned or acquired by the Creditor.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Exchange Shares or a change in control of the Company or any of its subsidiaries.

(xviii) The Company shall take such action as the Creditor shall reasonably determine is necessary in order to qualify the Exchange Shares issuable to the Creditor hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Creditor hereunder and for resale by the Creditor to the public (or to obtain an exemption from such qualification).  Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Exchange Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Exchange Shares to the Creditor.

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(xix) The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares to be issued to the Creditor pursuant to this Agreement on each national securities exchange and automated quotation system, if any, on which the shares of Common Stock are listed or designated for quotation (as the case may be) and shall use its reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all such Exchange Shares on such national securities exchange or automated quotation system for so long as the Creditor or any of its Affiliates holds any Exchange Shares. the Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2(a)(xix).

(b) Creditor Representations. The Creditor hereby makes the following representations, warranties and covenants, as of the date hereof and each other date in which the Creditor exchanges all or any portion of the Existing Debt into the Exchange Shares or transfers or disposes the Exchange Shares, to the Company:

(i) The Creditor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) The Creditor understands that the Exchange Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Creditor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Exchange Shares.

(iii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and constitute the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iv) The execution, delivery and performance by the Creditor of this Agreement and the consummation by the Creditor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Creditor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Creditor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Creditor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Creditor to perform its obligations hereunder.

(v) As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Creditor nor any Affiliate thereof is or was an officer, director, or 10% or more shareholder of the Company.

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(vi) For so long as the Creditor or any of its Affiliates holds any Exchange Shares, neither the Creditor nor any of its Affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of the Company; or (ii) engage or participate in any actions, plans or proposals that relate to or would result in (a) the Creditor or any of its Affiliates acquiring additional securities of the Company, alone or together with any other person, which would result in the Creditor and its Affiliates collectively beneficially owning, or being deemed to beneficially own, more than 9.99% of the shares of Common Stock or other voting securities of the Company (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder), (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above.

(vii)  Creditor represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement and no additional consideration from the Creditor was received or will be received by the Company for the Exchange Shares.

(viii) Creditor understands and acknowledges that the issuance and transfer to it of the shares of Common Stock (the "Shares") has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Creditor understands that the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, acknowledgments and understandings of Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares.

(ix) Creditor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Creditor’s investment in the Company through Creditor’s acquisition of the Shares. Creditor is able to bear the economic risk of its investment in the Company through Creditor’s acquisition of the Shares for an indefinite period of time. At the present time, Creditor can afford a complete loss of such investment and has no need for liquidity in such investment.

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(x) Creditor recognizes that its acquisition of the Shares involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only Creditor who can afford the loss of their entire investment should consider investing in the Company and securities of the Company; (b) transferability of the Shares is limited; (c) the Company has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Creditor and equity securities issued by the Company to other persons or entities may have rights, preferences or privileges senior to the rights of Creditor; (e) any debt financing that may be obtained by the Company must be repaid regardless of whether the Company generates revenues or cash flows from operations and may be secured by substantially all of the Company’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to the Company will be available to the Company or otherwise obtained by the Company; and (g) if the Company is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then the Company may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on the Company’s business prospects, financial condition and results of operations and may ultimately require the Company to suspend or cease operations.

(xi) Creditor acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Creditor’s investment in the Company pursuant to its acquisition of the Shares. Creditor acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

(xii) Creditor acknowledges that it has carefully reviewed the this Agreement and the Company’s filings with the United States Securities and Exchange Commission, which are available on the Internet at www.sec.gov, all of which documents and filings Creditor acknowledges have been made available to it. Creditor has been given the opportunity to ask questions of, and receive answers from, the Company concerning this Agreement, the issuance to it of the Shares, and the Company’s business, operations, financial condition and prospects, and Creditor has been given the opportunity to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Creditor reasonably desires in order to evaluate its investment in the Company pursuant its acquisition of the Shares. Creditor fully understands all of such documents and filings and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Creditor acknowledges that it does not desire to receive any further information from the Company or any other person or entity in order to make a fully informed decision of whether or not to execute this Agreement and accept the Shares.

(xiii) Creditor acknowledges that the issuance to it of the Shares may involve tax consequences to Creditor. Creditor acknowledges and understands that Creditor must retain its own professional advisors to evaluate the tax and other consequences of Creditor’s receipt of the Shares.

(xiv) Creditor understands and acknowledges that the Company is under no obligation to register the resale of the Shares under the Securities Act or any state securities laws.

(xv) Creditor understands that, subject to delivery to the Transfer Agent of acceptable to the Transfer Agent legal opinion of counsel with respect to removal of restrictive legends in compliance with Rule 144 in connection with impending disposition of such Shares by the Creditor, and the removal of such restrictive legends, the certificate(s) representing the Shares shall initially, (upon exchange under Rule 3(a)(9) of the Securities Act) bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(xvi) The legend set forth above will be removed, and the Company will issue and deliver the Shares without such legend to Creditor in the manner set forth in Section 1(d) of this Agreement.

(xvii) Creditor represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

3.	RESTRICTION ON SUBSEQUENT PLACEMENTS

(a) At any time during the ninety (90) day period commencing on the date hereof, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement.

(b) The restrictions contained in this Section 3 shall not apply in connection with the issuance of any Excluded Securities.

4.	EXCLUSIVITY

During the period commencing on the date hereof and ending 180 calendar days thereafter, the Company shall not, without the prior written consent of the Creditor, (a) enter into, effect, alter, announce or recommend to its shareholders any transaction whereby the Company directly or indirectly issues equity or debt securities of the Company to a party in exchange for outstanding equity or debt securities (other than ordinary exercise of Convertible Securities), claims or property interests, or partly in such exchange and partly for cash, in one or more transactions carried out pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act (any such transaction, an “Exchange Transaction”), or (b) otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person (other than the Creditor) to seek an Exchange Transaction involving the Company or any of its Subsidiaries.  The Company, its Affiliates and subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons (other than the Creditor) with respect to any of the foregoing.

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5.	DISCLOSURE

(a) Prior to the earlier of (i) the opening time for trading stocks on public securities exchanges located in New York City on the first trading day immediately following the date of this Agreement and (ii) the initial Share Delivery Deadline, time being of the essence, the Company shall file a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all of the material terms of this Agreement, including, without limitation, the issuance of shares of Common Stock to the Creditor pursuant to this Agreement approving this Agreement, and disclosing all other material, nonpublic information delivered to the Creditor (or the Creditor’s representatives or agents) by the Company or any of its officers, directors, employees, agents or representatives, if any, in connection with the Existing Debt, any Exchange, the Original Creditors or the transactions contemplated by this Agreement, and attaching a copy of this Agreement and this Agreement as exhibits thereto (the “8-K Filing”).  From and after the 8-K Filing, neither the Company nor any of its officers, directors, employees, agents or representatives shall disclose any material non-public information about the Company to the Creditor (or the Creditor’s representatives or agents), unless prior thereto the Company shall have filed a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all such material non-public information.

(b) Neither the Company, its subsidiaries nor the Creditor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Creditor, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that the Creditor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(c) Without the prior written consent of the Creditor, the Company shall not (and shall cause each of its subsidiaries and Affiliates to not) disclose the name of the Creditor in any filing (other than the 8-K Filing), announcement, release or otherwise.

6.	INDEMNIFICATION

(a) In consideration of the Creditor’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect and indemnify the Creditor and all of their shareholders, partners, members, officers, directors, employees (collectively, the “Creditor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Creditor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”) incurred by any Creditor Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents or (b) any material and uncured within 30 days breach of any covenant, agreement or obligation of the Company contained in any of the Exchange.

(b) In consideration of the Company’s execution and delivery of the Exchange Documents to which it is a party and agreeing to issue (subject to the terms hereof) the Securities thereunder and in addition to all of the Creditor’s other obligations under the Exchange Documents, the Creditor shall defend, protect and indemnify the Company and all of their shareholders, partners, members, officers, directors, employees and counsel (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Creditor in any of the Exchange Documents, (b) any material and uncured within 30 days breach of any covenant, agreement or obligation of the Creditor contained in any of the Exchange.

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(c) Promptly after receipt by a Company Indemnitee or Creditor Indemnity (as applicable) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Company Indemnitee or Creditor Indemnity (as applicable) shall, (i) if an Indemnified Liability in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Creditor Indemnitee; provided, however, that a Creditor Indemnitee shall have the right to retain its own counsel at its own expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Creditor Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Creditor Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Creditor. The Creditor Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Creditor Indemnitee which relates to such Indemnified Liability.  The Company shall keep the Creditor Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent.  The Company shall not, without the prior written consent of the Creditor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Creditor Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Creditor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 6, except to the extent that the Company is prejudiced in its ability to defend such action; and (ii) if an Indemnified Liability in respect thereof is to be made against the Creditor under this Section 6, deliver to the Creditor a written notice of the commencement thereof, and the Creditor shall have the right to participate in, and, to the extent the Creditor so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Creditor and the Indemnitee; provided, however, that a Company Indemnitee shall have the right to retain its own counsel at its expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Company Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Company Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Company Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Company. The Company Indemnitee shall cooperate fully with the Creditor in connection with any negotiation or defense of any such Indemnified Liability by the Creditor and shall furnish to the Creditor all information reasonably available to the Company Indemnitee which relates to such Indemnified Liability.  The Creditor shall keep the Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Creditor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Creditor shall not unreasonably withhold, delay or condition its consent.  The Creditor shall not, without the prior written consent of the Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Creditor shall be subrogated to all rights of the Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Creditor within a reasonable time of the commencement of any such action shall not relieve the Creditor of any liability to the Indemnitee under this Section 6, except to the extent that the Creditor is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to indemnify any person or entity to the extent that the aggregate of all Indemnified Liabilities subject to the indemnification by the Company exceeds the Debt Amount.

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(d) The indemnification required by this Section 6 shall be the sole and exclusive remedy of the Company Indemnitees and the Creditor Indemnitees.

7.	RESERVATION OF SHARES

(a) Reservation. The Company shall initially reserve 7,968,899 shares of its authorized and unissued Common Stock, solely for the purpose of effecting Exchanges of the Existing Debt.  So long as any of the Existing Debt remains outstanding and is held by the Creditor, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting Exchanges of such Existing Debt, a number of authorized and unissued shares of Common Stock, as of any date of determination, of at least 150% of the number of authorized and unissued shares of Common Stock as shall from time to time be necessary to effect the exchange of all of the Existing Debt then outstanding and held by the Creditor (without regard to any limitations on exchanges) (the “Required Reserve Amount”).

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while the Existing Debt remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exchange of the Existing Debt held by the Creditor of at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for such Existing Debt. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholder for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.  At any time after the Stockholder Meeting Deadline (as defined below), in the event that the Company is prohibited from issuing shares of Common Stock upon any exchange due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Creditor, the Company shall pay cash in exchange for the redemption of such portion of the Debt Amount exchangeable into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Creditor delivers the applicable Exchange Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 7(b) and (ii) to the extent the Creditor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Creditor of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Creditor incurred in connection therewith.  Nothing contained in Section 7(a) or this Section 7(b) shall limit any obligations of the Company under any other provision hereunder or in the Existing Debt.

8.	MISCELLANEOUS.

(a) Holding Period.  For the purposes of Rule 144 of the Securities Act, the Company acknowledges and agrees that the holding period of the Exchange Shares may be tacked on the holding period of the Existing Debt, and the Company agrees not to take a position contrary to this Section 8(a).  The Company shall be responsible for the delivery of any legal opinion required by the transfer agent in connection with the issuance of the Exchange Shares without any restricted legend and the fees and expenses of counsel with respect to any such legal opinion.

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(b) Further Assurances; Additional Documents.  The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

(c) No Oral Modification.  This Agreement may only be amended in writing signed by the Company and by the Creditor.  All waivers relating to any provision of this Agreement must be in writing and signed by the waiving party.

(d) Expenses.  The Company shall reimburse Creditor or its designee(s) up to $25,000 for all legal fees, costs and expenses incurred by it or its Affiliates in connection with the transactions contemplated by the Exchange Documents, including in connection with post-Closing filings with the SEC, which amount was previously advanced by the Company to Creditor. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby.  The Company shall be responsible for the payment of any financial advisory fees, legal expenses of counsel to the Company (including, without limitation, with respect to any legal opinion issued in connection herewith or any Exchange), DTC fees, or transfer agent fees relating to or arising out of the transactions contemplated hereby.

(e) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.   EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) Remedies.  The Creditor and each Affiliate of the Creditor that holds any Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Exchange Documents, any remedy at law may prove to be inadequate relief to the Creditor.  The Company therefore agrees that the Creditor shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving damages and without posting a bond or other security.

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(h) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Creditor exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Creditor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(i) Payment Set Aside. To the extent that the Company makes a payment or payments to the Creditor hereunder or the Creditor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Dollar Exchange Rate on the date of calculation. “Dollar Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(j) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(k) Survival.  The representations, warranties, agreements and covenants in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

(l) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(m) Severability; Usury.  If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Creditor, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Creditor, or collection by the Creditor pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Creditor and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Creditor, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Creditor under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Creditor under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(n) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(q) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(r) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be (x) if to the Company, at the address set forth on its signature page attached hereto or (y) if to the Creditor, at the address set forth on its signature page attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

NET ELEMENT, INC.

By:	/s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Address:	3363 NE 163rd Street, Suite 705, North Miami Beach, Florida

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IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

CREDITOR:

CREDE CG III, LTD.

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Director

Existing Debt:	Address:
$15,876,860
CREDE CG III, LTD.
11601 Wilshire Blvd.
Debt Exchange Amount:	Suite 950
$19,846,075	Los Angeles, CA 90025
(310) 444-4346 Office
(310) 444-4359 fax
Initial Exchange Price (with respect to initial Debt Exchange Amount):	E-mail: michael@credecg.com

$5.70	with a copy (for information purposes only) to:

Mintz Levin Cohn Ferris Glovsky and Popeo, PC
666 Third Avenue
Number of Shares to be Issued in the Initial Exchange:	New York, NY 10017
Attention: Kenneth R. Koch, Esq.
3,481,768	Telephone: (212) 935-3000
Facsimile: (212) 983-3115
E-Mail: krkoch@mintz.com

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EXHIBIT I

NET ELEMENT, INC.

EXCHANGE NOTICE

Reference is made to (a) that certain Master Exchange Agreement, dated as of September15, 2014 (the “Exchange Agreement”), by and between the undersigned and Net Element, Inc., a Delaware corporation (the “Company”) and (b) certain Existing Debt (as defined in the Exchange Agreement) held by the undersigned as of the date hereof.  In accordance with and pursuant to the Exchange Agreement, the undersigned hereby elects to exchange the Debt Exchange Amount (as defined in the Exchange Agreement) indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, at the Exchange Rate (as defined in the Exchange Agreement, as of the date specified below).  Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

Date of Exchange:	September 15, 2014

Aggregate Debt Exchange Amount:	$19,846,075

Please confirm the following information:

Exchange Price for Debt Exchange Amount:	$5.70

Aggregate number of shares of Common Stock to be issued to undersigned in the Exchange:	3,481,768

Please issue such shares of Common Stock in the Exchange to Creditor, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:
DTC Participant:	Alberl Fried
DTC Number:	# 0284
Account Number:	412004291

Date: September 15, 2014 Crede CG III, Ltd. Name of Registered Holder

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By: ______________________
Name:
Title:

Tax ID:_____________________
Facsimile:___________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Exchange Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 2014 from the Company and acknowledged and agreed to by ___________.

NET ELEMENT, INC.

By:
Name:
Title:

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